EXHIBIT 99.3
                                                                    ------------



                                  IN THE UNITED STATES BANKRUPTCY COURT
                                  FOR THE NORTHERN DISTRICT OF ILLINOIS
                                             EASTERN DIVISION

In re:                                               )    Case No. 02-08697
                                                     )    through 02-08738
                                                     )    (Jointly Administered)
NATIONAL STEEL CORPORATION                           )    Chapter 11
et al.,                                              )    Hon. John H. Squires
                                                     )
                  Debtors.                           )

           ORDER AUTHORIZING AND APPROVING (I) THE SALE OF CERTAIN OF
             THE DEBTORS' ASSETS FREE AND CLEAR OF LIENS, CLAIMS AND
           ENCUMBRANCES, (II) THE ASSUMPTION AND ASSIGNMENT OF CERTAIN
                    EXECUTORY CONTRACTS AND UNEXPIRED LEASES,
                 AND (III) THE ASSUMPTION OF CERTAIN LIABILITIES


         Upon the motion, dated January 9, 2003 (the "Motion")(1) of the above- captioned debtors and debtors-in-possession (the "Debtors"), for, inter alia, entry of an order under 11 U.S.C. ss.ss. 105(a), 363, 365, and 1146(c) and Fed. R. Bankr. P. 2002, 6004, 6006, and 9014 authorizing and approving (i) the sale (the "Sale") of certain of the Debtors' Assets free and clear of liens, claims and encumbrances, pursuant to the terms of that certain Asset Purchase Agreement dated as of April 21, 2003 among United States Steel Corporation (the "Buyer") and National Steel Corporation and certain of its Subsidiaries (the "Agreement")(2), (ii) the assumption and assignment of certain executory contracts and unexpired leases, as described in the Agreement, and (iii) the assumption of certain liabilities, as described in

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1        Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or the Agreement, as the case may be; as to any conflicts with respect to such terms, the meanings contained in the Agreement shall control over the meanings contained in the Motion.
2        The Agreement is attached hereto as Exhibit A.

the Agreement; and the Court having entered an order on January 30, 2003 (the "Sale Procedures Order") approving the Motion; and a hearing on the Motion having been held on April 21, 2003 (the "Sale Hearing"), at which time all interested parties were offered an opportunity to be heard with respect to the Motion; and the Court having reviewed and considered (i) the Motion, (ii) the objections thereto, and (iii) the arguments of counsel made, and the evidence proffered or adduced, at the Sale Hearing; and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estate and creditors and other parties in interest; and upon the record of the Sale Hearing and these cases; and after due deliberation thereon; and good cause appearing therefor, it is hereby


                  FOUND AND DETERMINED THAT:(3)

         A. The Court has jurisdiction over this Motion and the transactions contemplated by the Agreement pursuant to 28 U.S.C.ss.ss. 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C.ss.157(b)(2)(A) and (N). Venue of these cases and the Motion in this district is proper under 28 U.S.C.ss.ss. 1408 and 1409.

         B. The statutory predicates for the relief sought in the Motion are sections 105, 363, 365, and 1146(c) of 11 U.S.C.ss.ss. 101 et seq. (the
"Bankruptcy Code"), and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014.

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3     Findings of fact shall be construed as conclusions of la and conclusions of law shall be construed as findings of fact when appropriate. See Fed.
      R. Bankr. P. 7052.

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

         C. As evidenced by the affidavits of service and publication previously filed with the Court, and based on the representations of counsel at the Hearing, (i) proper, timely, adequate and sufficient notice of the Motion, the Sale Hearing, the Sale, and the assumption and assignment of the Assumed Contracts has been provided in accordance with 11 U.S.C.ss.ss. 102(l), 363 and 365 and Fed. R. Bankr. P. 2002, 6004 and 9014 and in compliance with the Sale Procedures Order, (ii) such notice was good and sufficient, and appropriate under the particular circumstances, and (iii) no other or further notice of the Motion, the Sale Hearing, the Sale, or the assumption and assignment of the Assumed Contracts is or shall be required.

         D. As demonstrated by (i) the testimony and other evidence proffered or adduced at the Sale Hearing and (ii) the representations of counsel made on the record at the Sale Hearing, the Debtors have marketed the Business and conducted the sale process in compliance with the Sale Procedures Order and the Auction was duly noticed and conducted in a non-collusive, fair and good faith manner.

         E. Each Debtor (i) has full corporate power an authority to execute the Agreement and all other documents contemplated thereby, and the sale of the Business by the Debtors has been duly and validly authorized by all necessary corporate action of each of the Debtors, (ii) has all of the corporate power and authority necessary to consummate the transactions contemplated by the Agreement, (iii) has taken all corporate action necessary to authorize and approve the Agreement and the consummation by such Debtors of the transactions contemplated thereby, and (iv) no consents or approvals,

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

other than those expressly provided for in the Agreement, are required for the Debtors to consummate such transactions.

         F. Approval of the Agreement and consummation of the Sale at this time are in the best interests of the Debtors, their creditors, their estates, and other parties in interest.

         G. The Debtors have demonstrated both (i) good sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Sale pursuant to 11 U.S.C. ss. 363(b) prior to, and outside of, a plan of reorganization in that, among other things, absent the Sale the value of the Acquired Assets and the Business will be harmed.

         H. A reasonable opportunity to object or be heard with respect to the Motion and the relief requested therein has been afforded to all interested persons and entities, including: (i) the Office of the United States Trustee;
(ii) counsel for the Buyer; (iii) counsel for the Creditors' Committee; (iv) counsel for the United Steelworkers of America; (v) counsel to the trustee of the First Mortgage Bonds; (vi) counsel for Mitsubishi Corporation; (vii) counsel to Marubeni Corporation; (viii) all entities known to have expressed an interest in a transaction with respect to the Acquired Assets during the past six months; (ix) all entities known to have asserted any Interests in or upon the Acquired Assets; (x) all federal, state, and local regulatory or taxing authorities or recording offices which have a reasonably known interest in the relief requested by the Motion; (xi) all parties to Assumed Contracts;


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

(xii) the United States Attorney's office; (xiii) the Securities and Exchange Commission; (xiv) the Internal Revenue Service; (xv) the Department of Justice; and (xvi) all entities on the 2002 Service List.

         I. The Agreement was negotiated, proposed and entered into by the Debtors and the Buyer without collusion, in good faith, and from arm's-length bargaining positions. Neither the Debtors nor the Buyer have engaged in any conduct that would cause or permit the Agreement to be avoided under 11 U.S.C. ss. 363(n).

         J. The Buyer is a good faith purchaser under 1 U.S.C. ss. 363(m) and, as such, is entitled to all of the protections afforded thereby.

         K. The Buyer is not an "insider" of any of the Debtors, as that term is defined in 11 U.S.C.ss.101.

         L. The consideration provided by the Buyer for the Business pursuant to the Agreement (i) is fair and reasonable, (ii) is the highest or otherwise best offer for the Business, (iii) will provide a greater recovery for the Debtors' creditors than would be provided by any other practical available alternative, and (iv) constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

         M. The Sale must be approved and consummated promptly in order to preserve the viability of the Debtors' Business as a going concern.

         N. The transfer of the Acquired Assets to the Buyer will be a legal, valid, and effective transfer of the Acquired Assets, authorized pursuant to the Bankruptcy Code, and will vest the Buyer with all right, title, and interest of the Debtors to the Acquired Assets free and clear of all Interests

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

(as defined below), including, but not limited to those (A) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of the Debtors' or the Buyer's interest in the Acquired Assets, or any similar rights, (B) relating to taxes arising under or out of, in connection with, or in any way relating to the operation of the Business prior to the Closing Date, and (C) (i) all mortgages, deeds of trust, security interests, conditional sale or other title retention agreements, pledges, liens, judgments, demands, encumbrances, rights of first refusal or charges of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership and (ii) all debts arising in any way in connection with any agreements, acts, or failures to act, of any of the Debtors or any of the Debtors' predecessors or affiliates, claims (as that term is defined in the Bankruptcy Code), obligations, liabilities, demands, guaranties, options, rights, contractual or other commitments, restrictions, interests and matters of any kind and nature, whether known or unknown, contingent or otherwise, whether arising prior to or subsequent to the commencement of these bankruptcy cases, and whether imposed by agreement, understanding, law, equity or otherwise, including but not limited to claims otherwise arising under doctrines of successor liability to the extent permitted by law (collectively, "Interests").

         O. The Buyer would not have entered into the Agreement and would not consummate the transactions contemplated thereby, thus adversely affecting the


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

Debtors, their estates, and their creditors, if the sale of the Acquired Assets to the Buyer and the assignment of the Assumed Contracts and Assumed Liabilities to the Buyer was not free and clear of all Interests or any kind or nature whatsoever, or if the Buyer would, or in the future could, be liable for any of the interests, including, without limitation, the Excluded Liabilities.

         P. Except as expressly set forth in the Agreement, the Buyer shall have no liability for any liability, claim (as that term is defined in section 101(5) of the Bankruptcy Code) or other obligation of or against the Sellers related to the Acquired Assets by reason of the transfer of the Acquired Assets to the Buyer. The Buyer shall not be deemed, as a result of any action taken in connection with the purchase of the Acquired Assets, to: (1) be a successor to the Sellers (other than with respect to the Assumed Liabilities and any obligations arising under the Assumed Contracts (as such term is defined below) from and after the Closing Date); or (2) have, de facto or otherwise, merged with or into the Sellers. The Buyer is not acquiring or assuming any liability, warranty or other obligation of the Sellers, except as set forth in the Agreement or in any of the Assumed Contracts.

         Q. The Debtors may sell the Acquired Assets free and clear of all Interests of any kind or nature whatsoever because, in each case, one or more of the standards set forth in 11 U.S.C. ss. 363(f)(1)-(5) has been satisfied. Subject to the rights of Mitsubishi and Marubeni with respect to the Great Lakes Caster Lease (as defined in the Intercreditor Settlement Term Sheet (attached as Exhibit B hereto)) contained in the Intercreditor Settlement


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

Term Sheet, which rights of Mitsubishi and Marubeni do not affect, diminish, or impair the right, title, or interest acquired by the Buyer in the Acquired Assets, those (i) holders of Interests and (ii) non-debtor parties to Assumed Contracts who did not object, or who withdrew their objections, to the Sale or the Motion are deemed to have consented pursuant to 11 U.S.C. ss. 363(f)(2). Those (i) holders of Interests and (ii) non- debtor parties to Assumed Contracts who did object fall within one or more of the other subsections of 11 U.S.C. ss. 363(f) and are adequately protected by having their Interests, if any, attach to the cash proceeds of the Sale ultimately attributable to the property against or in which they claim an Interest.

         R. The sale of the Business to the Buyer is a prerequisite to the Debtors' ability to confirm and consummate a plan or plans of reorganization. The Sale is a sale in contemplation of a plan and, accordingly, a transfer pursuant to 11 U.S.C. ss. 1146(c), which shall not be taxed under any law imposing a stamp tax or similar tax.

         S. The Debtors have demonstrated that it is an exercise of their sound business judgment to assume and assign the Assumed Contracts to the Buyer in connection with the consummation of the Sale, and the assumption and assignment of the Assumed Contracts is in the best interests of the Debtors, their estates, and their creditors. The Assumed Contracts being assigned to, and the liabilities being assumed by, the Buyer are an integral part of Business being purchased by the Buyer and, accordingly, such assumption and assignment of Assumed Contracts and liabilities are reasonable, enhance the value of the Debtors' estates, and do not constitute unfair discrimination.


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

         T. Subject to the rights of Mitsubishi and Marubeni with respect to the Great Lakes Caster Lease (as defined in the Intercreditor Settlement Term Sheet (attached as Exhibit B hereto)) contained in the Intercreditor Settlement Term Sheet, which rights of Mitsubishi and Marubeni do not affect, diminish, or impair the right, title, or interest acquired by the Buyer in the Acquired Assets, the Debtors have (i) cured, or have provided adequate assurance of cure, of any default existing prior to the date hereof under any of the Assumed Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(A) and
(ii) provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assumed Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(B), and the Buyer has provided adequate assurance of their future performance of and under the Assumed Contracts, within the meaning of 11 U.S.C. ss. 365(b)(1)(C).


         U. Those non-debtor parties to Assumed Contracts who di not object to the assumption and assignment of their Assumed Contract are deemed to have consented to the assumption and assignment of their Assumed Contract to the Buyer.

         V. Approval of the Agreement and assumption and assignment of the Assumed Contracts and consummation of the Sale of the Acquired Assets at this time are in the best interests of the Debtors, their creditors, their estates and other parties in interest.


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

         NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT,

                              General Provisions
                              ------------------

         1. The Motion is granted, as further described herein.

         2. All objections to the Motion or the relief requested therein that have not been withdrawn, waived, or settled, and all reservations of rights, except as expressly provided herein (including, without limitation, those in the Intercreditor Settlement Term Sheet and it being understood that any such objection of Mitsubishi and Marubeni does not affect, diminish, or impair the right, title, or interest acquired by the Buyer in the Acquired Assets), hereby are overruled on the merits.(4)

                           Approval of the Agreement
                           -------------------------

         3. The Agreement, and all of the terms and conditions thereof, are hereby approved.

         4. Pursuant to 11 U.S.C. ss. 363(b), the Debtors are authorized to perform their obligations under and comply with the terms of the Agreement, and consummate the Sale, pursuant to and in accordance with the terms and conditions of the Agreement.

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4        The Intercreditor Settlement Term Sheet attached hereto as Exhibit B is incorpo rated herein in its entirety as part of this Order and is approved and authorized in all respects by the Court as if fully set forth herein in its entirety. Nothing in this Order shall affect, diminish, or impair the rights granted to Mitsubishi and Marubeni in sections II.D, II.E and II.F of the Intercreditor Settlement Term Sheet.

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

         5. The Debtors are authorized and directed to execute and deliver, and empowered to perform under, consummate and implement, the Agreement, together with all additional instruments and documents that may be reasonably necessary or desirable to implement the Agreement, including but not limited to the Assignment and Assumption Agreement, Deposit Escrow Agreement, Headquarters Lease, Trademark License Agreement, and Transition Services Agreement and to take all further actions as may be requested by the Buyer for the purpose of assigning, transferring, granting, conveying and conferring to the Buyer or reducing to possession, the Acquired Assets, or as may be necessary or appropriate to the performance of the obligations as contemplated by the Agreement, including the payment by Debtors to Buyer of the Working Capital Adjustment, if any, on the Working Capital Payment Date, which obligation shall be an allowed administrative claim pursuant to 11 U.S.C. ss. ss. 503(b) and 507(a)(1), and be payable by the Debtors in accordance with the Agreement without further order.

         6. This Order and the Agreement shall be binding in all respects upon all creditors (whether known or unknown) of any Debtor, all non-debtor parties to the Assumed Contracts, all successors and assigns of the Buyer, the Debtors and their affiliates and subsidiaries, the Business, and any subsequent trustees appointed in the Debtors' chapter 11 cases or upon a conversion to chapter 7 under the Bankruptcy Code and shall not be subject to rejection. Nothing contained in any chapter 11 plan confirmed in these bankruptcy cases or the confirmation order confirming any such chapter 11 plan shall conflict with or derogate from the provisions of the Agreement or this Order.


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

         7. The Agreement and any related agreements, documents, or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court; provided that any such modification, amendment, or supplement is not material.

                              Transfer of Assets
                              ------------------


         8. Except as expressly permitted or otherwise specifically provided for in the Agreement or this Order, pursuant to 11 U.S.C. ss.ss. 105(a) and 363(f), the Acquired Assets shall be transferred to the Buyer, and upon consummation of the Agreement (the "Closing") shall be, free and clear of all Interests of any kind or nature whatsoever with all such Interests of any kind or nature whatsoever to attach to the net proceeds of the Sale in the order of their priority, with the same validity, force and effect which they now have as against the Acquired Assets, subject to any claims and defenses the Debtors may possess with respect thereto.

         9. Except as expressly permitted or otherwise specifically provided by the Agreement or this Order, all persons and entities, including, but not limited to, all debt security holders, equity security holders, governmental, tax, and regulatory authorities, lenders, trade and other creditors, holding Interests of any kind or nature whatsoever against or in the Debtors or the Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the Acquired Assets, the operation of the Business prior to the Closing Date,


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

or the transfer of the Acquired Assets to the Buyer, hereby are forever barred, estopped, and permanently enjoined from asserting against the Buyer, its successors or assigns, its property, or the Acquired Assets, such persons' or entities' Interests.

         10. Nothing in the Order or the Agreement releases or nullifies any liability to a governmental entity under police or regulatory statutes or regulations that any entity would be subject to as the owner or operator of property after the date of entry of this Order.

         11. The transfer of the Acquired Assets to the Buyer pursuant to the Agreement constitutes a legal, valid, and effective transfer of the Acquired Assets, and shall vest the Buyer with all right, title, and interest of the Debtors in and to the Acquired Assets free and clear of all Interests of any kind or nature whatsoever.

         12. If any person or entity that has filed financing statements, mortgages, mechanic's liens, lis pendens, or other documents or agreements evidencing Interests in the Debtors or the Acquired Assets shall not have delivered to the Debtors prior to the Closing Date, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, releases of all Interests which the person or entity has with respect to the Debtors or the Acquired Assets or otherwise, then (a) the Debtors are hereby authorized and directed to execute and file such statements, instruments, releases and other documents on behalf of the person or entity with respect to the Acquired Assets and (b) the Buyer is hereby authorized to file, register, or otherwise record a certified copy of this Order, which, once filed, registered or otherwise recorded, shall constitute


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

conclusive evidence of the release of all Interests in the Acquired Assets of any kind or nature whatsoever.


                           Assumption and Assignment
                         to Buyer of Assumed Contracts
                         -----------------------------

         13. Pursuant to 11 U.S.C. ss.ss. 105(a) and 365, and subject to and conditioned upon the Closing of the Sale, the Debtors' assumption and assignment to the Buyer, and the Buyer's assumption on the terms set forth in the Agreement, of the Assumed Contracts is hereby approved, and the requirements of 11 U.S.C. ss. 365(b)(1) with respect thereto are hereby deemed satisfied.

         14. The Debtors are hereby authorized and directed in accordance with 11 U.S.C. ss. 105(a) and 365(a) assume and assign to the Buyer, effective upon the Closing of the Sale, the Assumed Contracts free and clear of all Interests of any kind or nature whatsoever and (b) execute and deliver to the Buyer such documents or other instruments as may be necessary to assign and transfer the Assumed Contracts and Assumed Liabilities to the Buyer.

         15. With respect to the Assumed Contracts: (a) the Assumed Contracts shall be transferred and assigned to, and following the closing of the Sale remain in full force and effect for the benefit of, the Buyer in accordance with their respective terms, notwithstanding any provision in any such Assumed Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer and, pursuant to 11 U.S.C. ss. 365(k), the Debtors



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

shall be relieved from any further liability with respect to the Assumed Contracts after such assignment to and assumption by the Buyer; (b) each Assumed Contract is an executory contract of the Debtors under Section 365 of the Bankruptcy Code; (c) the Debtors may assume each Assumed Contract in accordance with Section 365 of the Bankruptcy Code; (d) the Debtors may assign each Assumed Contract in accordance with Sections 363 and 365 of the Bankruptcy Code, and any provisions in any Assumed Contract that prohibit or condition the assignment of such Assumed Contract or allow the party to such Assumed Contract to terminate, recapture, impose any penalty, condition renewal or extension, or modify any term or condition upon the assignment of such Assumed Contract, constitute unenforceable anti-assignment provisions which are void and of no force and effect; (e) all other requirements and conditions under Section 363 and 365 of the Bankruptcy Code for the assumption by the Seller and assignment to the Buyer of each Assumed Contract have been satisfied; (f) upon Closing, in accordance with Sections 363 and 365 of the Bankruptcy Code, the Buyer shall be fully and irrevocably vested in all right, title and interest of each contract; and (g) each non-Debtor party to an Assumed Contract that has not objected to the assumption and assignment of such Assumed Contract to Buyer is deemed to have consented to the assumption and assignment of such Assumed Contract to Buyer and is forever barred from arguing otherwise.


         16. All defaults or other obligations of the Debtors under any Assumed Contract arising or accruing prior to the Closing Date (without giving


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

effect to any acceleration clauses or any default provisions of the kind specified in section 365(b)(2) of the Bankruptcy Code) shall be cured by the Debtors by the payment of the Cure Amount associated with such Assumed Contract at the Closing of the Sale or as soon thereafter as practicable, and the Buyer shall have no liability or obligation arising or accruing prior to the date of the Closing of the Sale, except as otherwise expressly provided in the Agreement.

         17. Each non-Debtor party to an Assumed Contract hereby is forever barred, estopped, and permanently enjoined from asserting against the Debtors or the Buyer, or the property of either of them, any default existing as of the Closing Date of the Sale.

         18. Except as provided in the Agreement or thi Order, after the Closing, the Debtors and their estates shall have no further liabilities or obligations with respect to any assumed liabilities and all holders of such claims are forever barred and estopped from asserting such claims against the Debtors, their successors or assigns, their property or their assets or estates.

                            Additional Provisions
                            ---------------------

         19. The consideration provided by the Buyer fo the Business under the Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.


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

         20. The consideration provided by the Buyer fo the Business under the Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

         21. On the Closing Date of the Sale, each of the Debtors' creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Interests in the Acquired Assets, if any, as such Interests may have been recorded or may otherwise exist.

         22. This Order (a) shall be effective as a determination that, on the Closing Date, all Interests of any kind or nature whatsoever existing as to the Debtors or the Acquired Assets prior to the Closing have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected and (b) shall be binding upon and shall govern the acts of all entities including without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the Acquired Assets.

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

         23. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Agreement.

         24. All entities who are presently, or on the Closing Date may be, in possession of some or all of the Acquired Assets are hereby directed to surrender possession of the Acquired Assets to the Buyer on the Closing Date.

         25. This Court retains jurisdiction to enforce and implement the terms and provisions of the Agreement, all amendments thereto, any waivers and consents thereunder, and of each of the agreements executed in connection therewith in all respects, including, but not limited to, retaining jurisdiction to (a) compel delivery of the Acquired Assets to the Buyer, (b) compel delivery of the purchase price or performance of other obligations owed to the Debtors, (c) resolve any disputes arising under or related to the Agreement, and (d) interpret, implement, and enforce the provisions of this Order.

         26. The transactions contemplated by the Agreement are undertaken by the Buyer in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and accordingly, the reversal or modification on appeal of the authorization provided herein to consummate the Sale shall not affect the validity of the Sale to the Buyer (including the assumption and assignment of any of the Assumed Contracts), unless such authorization is duly stayed pending such appeal. The Buyer is a Buyer in good faith of the Acquired Assets, and is entitled to all of the protections afforded by section 363(m) of the Bankruptcy Code.

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

         27. The terms and provisions of the Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, the Debtors, their estates, and their creditors, the Buyer, and its respective affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting an Interest in the Acquired Assets to be sold to the Buyer pursuant to the Agreement, notwithstanding any subsequent appointment of any trustee(s) under any chapter of the Bankruptcy Code, as to which trustee(s) such terms and provisions likewise shall be binding.

         28. The failure specifically to include any particular provisions of the Agreement in this Order shall not diminish or impair the effectiveness of such provision, it being the intent of the Court that the Agreement be authorized and approved in its entirety.

         29. The Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto, in a writing signed by both parties, and in accordance with the terms thereof, without further order of the Court, provided that any such modification, amendment or supplement does not have a material adverse effect on the Debtors' estates. In the event that there is a conflict between the terms of this Order and the Agreement, the terms of the Agreement shall control, except in the case of paragraph ten of this Order which shall control in the event that paragraph ten of this Order and the Agreement are in conflict.

         30. The transfer of the Acquired Assets pursuant to the Sale is a transfer pursuant to section 1146(c) of the Bankruptcy Code, and accordingly the sale, transfer, assignment and conveyance of the Acquired Assets shall be entitled to exemption from taxation as provided in Section 1146(c) of the Bankruptcy Code. Each and every federal, state and local government agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the transfer of any of the Acquired Assets, all without imposition or payment of any stamp tax or similar tax.

         31. This Court retains jurisdiction to enforce and implement the terms and provisions of this Order, including the provisions of paragraph 30 above.

         32. To the extent that the Debtors do not dispute the amount, validity, or priority of the known claims of (i) taxing authorities for real and personal property taxes, and (ii) mechanics' lien claimants (the "Tax/Mechanics Lien Claims"), the Debtors shall pay in cash at closing such Tax/Mechanics Lien Claims. To the extent that the Debtors have previously instituted an action in any court, tribunal, or other administrative body disputing the amount, priority, or validity of any Tax/Mechanics Lien Claim and/or dispute, in good faith, the amount, priority, or validity of any Tax/Mechanics Lien Claim, the Debtors shall escrow the disputed amount of such Tax/Mechanics Lien Claim pending resolution of such Tax/Mechanics Lien Claim.

         33. On the Closing Date, the Debtors shall be authorized and directed to (x) make the payments described in the Intercreditor Settlement Term Sheet attached hereto as Exhibit B and (y) (i) terminate all obligations and


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

commitments of the agents, lenders and other secured parties under the $450,000,000 Secured Super Priority Debtor in Possession Credit Agreement, dated as of March 6, 2002, among National Steel Corporation, as borrower, and the Subsidiaries of the Borrower Party Thereto, as Guarantors, the Lenders and Issuers Party Thereto (the "DIP Facility"), (ii) pay any and all Obligations (as defined in the DIP Facility) including, without limitation, any accrued interest and fees under the DIP Facility, and (iii) cash collateralize all outstanding letters of credit in the amount equal to the sum of 105% of all outstanding Letter of Credit Obligations (as defined in the DIP Facility). Upon payment of the Obligations and the cash collateralization of the Letter of Credit Obligations, any liens or security interests granted, created, or imposed under the DIP Facility (other than the lien in respect of the cash collateral securing the Letter of Credit Obligations) shall be deemed released. The administrative agent under the DIP Facility shall cooperate with the Debtors in executing any documentation necessary to evidence the release of such liens and security interests.

         34. As provided by Rules 6004(g) and 6006(d) of the Federal Rules of Bankruptcy Procedure, this Order shall not be stayed for 10 days after the entry of the Order and shall be effective immediately upon entry.

Dated:  Chicago, Illinois
        April 21, 2003



                                                  /s/ John H. Squires
                                                  ------------------------------
                                                  UNITED STATES BANKRUPTCY JUDGE


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